Exhibit 23.5

June 27, 2018

WALNUT STREET GROUP HOLDING LIMITED (the “Company”)

28/F, No. 533 Loushanguan Road, Changning District

Shanghai, 200051

People’s Republic of China

+(86) 21 5266 1300

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on June 29, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ George Yong-Boon Yeo
Name: George Yong-Boon Yeo